EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
JULY 2018 MONTHLY DIVIDEND AND
JUNE 30, 2018 RMBS PORTFOLIO CHARACTERISTICS

•	July 2018 Monthly Dividend of $0.09 Per Share
•	Estimated Book Value Per Share at June 30, 2018 of $7.86
•	Estimated GAAP net income of $0.03 per share for the quarter ended June 30, 2018, including an estimated $0.33 per share of realized and unrealized losses on RMBS and derivative instruments
•	Estimated 0.5% total return on equity for the quarter, or 2.0% annualized
•	RMBS Portfolio Characteristics as of June 30, 2018

Vero Beach, Fla., July 18, 2018 - Orchid Island Capital, Inc. (the "Company") (NYSE:ORC) announced today that the Board of Directors (the "Board") declared a monthly cash dividend for the month of July 2018. The dividend of $0.09 per share will be paid August 10, 2018 to holders of record on July 31, 2018, with an ex-dividend date of July 30, 2018. The Company plans on announcing its next dividend after the Board's meeting on August 15, 2018.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust ("REIT"), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of July 18, 2018, the Company had 52,034,596 shares outstanding. At March 31, 2018, the Company had 53,072,169 shares outstanding.

Estimated June 30, 2018 Book Value Per Share

The Company's estimated book value per share as of June 30, 2018 was $7.86.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At June 30, 2018, the Company's preliminary estimated total stockholders' equity was approximately $409.2 million with 52,034,596 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.03, which includes $0.33 per share of net realized and unrealized gains and losses on RMBS and derivative instruments for the quarter ended June 30, 2018.  These amounts compare to total dividends declared during the quarter of $0.27 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company's independent registered public accounting firm.

Estimated Return on Equity

The Company's estimated total return on equity for the quarter ended June 30, 2018 was 0.5%, or 2.0% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company's stockholders' equity at the beginning of the quarter.  The total return was $0.04 per share, comprised of dividends per share of $0.27 and a decrease in book value per share of $0.23 from March 31, 2018.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of June 30, 2018 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company's financial statements and associated footnotes as of and for the quarter ended June 30, 2018, are subject to review by the Company's independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company's distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.'s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the Company's Form 10-K for the year ended December 31, 2017.

RMBS Valuation Characteristics
($ in thousands)
							Realized	Realized
							Jun 2018	Apr - Jun
						Weighted	CPR	2018 CPR
			Percentage		Weighted	Average	(1-Month)	(3-Month)
	Current	Fair	of	Current	Average	Maturity	(Reported	(Reported
Type	Face	Value	Portfolio	Price	Coupon	(Months)	in Jul)	in Jul)
Hybrid/ARM
<3y reset	$1,626	$1,718	0.05%	$105.63	3.95%	200	0.01%	0.01%
3y-5y reset	16,607	16,550	0.45%	99.66	2.69%	292	1.55%	23.56%
5y-7y reset	8,280	8,133	0.22%	98.23	2.33%	301	0.68%	0.79%
Total Hybrid/ARM	26,513	26,401	0.72%	99.58	2.66%	289	1.18%	15.00%
Fixed Rate RMBS
Fixed Rate CMO	522,654	542,656	14.71%	103.83	4.39%	310	4.83%	n/a
Fixed Rate CMO Total	522,654	542,656	14.71%	103.83	4.39%	310	4.83%	n/a
15yr 3.5	3,114	3,163	0.09%	101.60	3.50%	124	0.34%	18.07%
15yr 4.0	710,781	734,206	19.90%	103.30	4.00%	178	5.22%	5.87%
15yr Total	713,895	737,369	19.99%	103.29	4.00%	178	5.20%	6.03%
20yr 4.0	188,557	194,211	5.26%	103.00	4.00%	233	7.07%	6.18%
20yr 4.5	19,865	20,818	0.56%	104.80	4.50%	239	6.81%	n/a
20yr Total	208,422	215,029	5.82%	103.17	4.05%	234	7.05%	6.18%
30yr 4.0	441,674	452,611	12.27%	102.48	4.00%	234	7.08%	6.22%
30yr 4.5	1,322,318	1,387,623	37.61%	104.94	4.50%	348	10.58%	10.53%
30yr 5.0	173,055	186,021	5.03%	107.49	5.00%	357	3.61%	19.97%
30yr Total	1,937,047	2,026,255	54.91%	104.61	4.43%	348	9.16%	9.53%
Total Fixed Rate RMBS	3,382,018	3,521,309	95.43%	104.12	4.31%	300	7.53%	8.66%
Structured RMBS
Interest-Only Securities	754,928	116,181	3.15%	15.39	3.83%	280	12.72%	12.24%
Inverse Interest-Only Securities	245,659	25,705	0.70%	10.46	3.57%	309	10.70%	11.75%
Total Structured RMBS	1,000,587	141,886	3.85%	14.18	3.79%	285	12.22%	12.12%
Total Mortgage Assets	$4,409,118	$3,689,596	100.00%		4.28%	299	8.55%	9.76%

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of June 30, 2018			As of June 30, 2018
Fannie Mae	$2,164,714	58.7%	Whole Pool Assets	$2,494,736	67.6%
Freddie Mac	1,519,420	41.2%	Non-Whole Pool Assets	1,194,860	32.4%
Ginnie Mae	5,462	0.1%	Total Mortgage Assets	$3,689,596	100.0%
Total Mortgage Assets	$3,689,596	100.0%

Borrowings By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of June 30, 2018	Borrowings	Debt	in Days	Maturity
RBC Capital Markets, LLC	$463,215	13.4%	53	9/28/2018
Mirae Asset Securities (USA) Inc.	380,537	11.0%	35	9/12/2018
J.P. Morgan Securities LLC	348,774	10.1%	40	8/14/2018
Mitsubishi UFJ Securities (USA), Inc	229,964	6.7%	31	8/20/2018
Cantor Fitzgerald & Co	222,976	6.5%	16	7/16/2018
ICBC Financial Services LLC	198,184	5.7%	65	9/14/2018
Citigroup Global Markets Inc	171,635	5.0%	63	9/17/2018
ING Financial Markets LLC	166,530	4.8%	40	9/7/2018
Wells Fargo Bank, N.A.	164,513	4.8%	22	7/27/2018
Natixis, New York Branch	148,325	4.3%	17	7/24/2018
ABN AMRO Bank N.V.	131,599	3.8%	3	7/3/2018
ASL Capital Markets Inc.	110,737	3.2%	26	8/13/2018
Guggenheim Securities, LLC	104,561	3.0%	54	9/18/2018
KGS-Alpha Capital Markets, L.P	99,545	2.9%	58	9/14/2018
FHLB-Cincinnati	88,394	2.6%	2	7/2/2018
Nomura Securities International, Inc.	81,987	2.4%	23	8/17/2018
South Street Securities, LLC	76,472	2.2%	31	8/13/2018
Daiwa Securities America Inc.	60,841	1.8%	9	7/11/2018
Goldman, Sachs & Co	51,489	1.5%	41	8/10/2018
ED&F Man Capital Markets Inc	44,914	1.3%	69	9/21/2018
Lucid Cash Fund USG LLC	44,036	1.3%	12	7/12/2018
Merrill Lynch, Pierce, Fenner & Smith Incorporated	37,936	1.1%	24	7/30/2018
Mizuho Securities USA, Inc	14,186	0.4%	19	7/26/2018
J.V.B. Financial Group, LLC	8,504	0.2%	76	9/14/2018
Total Borrowings	$3,449,854	100.0%	37	9/28/2018

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of June 30, 2018
Adjustable Rate RMBS	$1,718	1	10.05%	2.00%	$7	$(5)
Hybrid Adjustable Rate RMBS	24,683	55	7.57%	2.00%	355	(371)
Fixed Rate RMBS	2,978,653	n/a	n/a	n/a	59,468	(71,787)
Fixed Rate CMO	542,656	n/a	n/a	n/a	2,474	(6,661)
Total Pass-through RMBS	3,547,710	n/a	n/a	n/a	62,304	(78,824)
Interest-Only Securities	116,181	n/a	n/a	n/a	(13,353)	8,990
Inverse Interest-Only Securities	25,705	1	4.53%	n/a	2,780	(3,316)
Structured RMBS	141,886	n/a	n/a	n/a	(10,573)	5,674
Total Mortgage Assets	$3,689,596	n/a	n/a	n/a	$51,731	$(73,150)

Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance(2)	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$1,475,000	Dec-2020	$(18,438)	$18,438
Treasury Futures Contracts - Short Positions			165,000	Sep-2018	(4,758)	3,927
Payer Swaps			1,010,000	Aug-2022	(10,705)	10,705
Payer Swaption			950,000	Oct-2028	(5,413)	18,985
Receiver Swaption			100,000	Feb-2024	1,352	(487)
TBA Short Positions			400,000	n/a	(11,160)	13,079
Total Hedges					(49,122)	64,647

Grand Total					$2,609	$(8,503)

(1)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)	Five year treasury futures contracts were valued at prices of $113.62 at June 30, 2018. The notional contract value of the short position was $187.5 million.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400